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                              PRODUCT PURCHASE AGREEMENT


    This PRODUCT PURCHASE AGREEMENT ("PURCHASE AGREEMENT" OR "AGREEMENT") is entered into on August 30, 1996 ( EFFECTIVE DATE ), by Candle Corporation, a California corporation with its principal office at 2425 Olympic Boulevard, Santa Monica, California 90404 ("BUYER"), and Level 8 Systems Inc., a New York corporation with its principal office at One Penn Plaza, Suite 3401, New York, New York 10119 ("SELLER"), and refers to the following facts:
                             RECITALS:

    A. Seller and Buyer own, develop and license software products and provide services;

    B. Buyer, Seller and Seller's parent company, Across Data Systems Inc. ("ACROSS"), entered into a binding letter of intent ("LOI") on July 25, 1996;

    C. Pursuant to the LOI the parties agreed to enter into the following agreements :

    1. A technology license agreement and a distribution agreement whereby Seller grants to Buyer: a. distribution rights and a technology license to Seller's product Falcon External Gateway ("FEG"), currently in development; and b. a 180 day option to enter into a Technology License for Seller's product DOT/XM, currently in development;

    2. This Purchase Agreement whereby Buyer receives from Seller any and all title, interests and rights to Seller's product MQ Secure
("PRODUCT"), a security product for IBM MQSeries environments, currently in field test, with general availability expected in the fourth quarter of 1996;

    3. A technology license to the Product to enable Seller to integrate the Product into its product FEG;

    4. An agency agreement whereby Seller acquires non-exclusive distribution rights for certain Buyer products;

    5. A stock purchase agreement whereby Buyer purchases stock from Across and in return receives a seat on the board of directors of Across;

    NOW, THEREFORE, Buyer and Seller agree to enter into the following Purchase Agreement:

1.  DEFINITIONS

    1.1 "CUSTOMER" means a company or an affiliate thereof, which licensed from Seller, prior to the Effective Date, any one or more copies of the Product under the terms of product license agreements, trial or beta test agreements, or any other agreements between Seller and Customer.

    1.2 "AGREEMENTS means the contracts (whether oral or in writing) listed in Schedule 1, and all correspondence and amendments regarding such agreements in Seller's Possession or Control.

    1.3 "DOCUMENTATION" means the following information in Seller's Possession or Control: (a) all technical, design, development and installation information describing the design and development of the Product, including without limitation source code, source documentation, source listings and annotations, and test data , the "User's Guides" and all other such reference manuals and support materials normally distributed to Customers and potential Customers with the Product.

    1.4 "EMPLOYEES" means all officers, agents, affiliates, servants, contractors, subcontractors and employees of Seller and Buyer.

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    1.5     "LIENS" means mortgages, deeds of trust, pledges, security interests, liens, leases, licenses, liabilities, encumbrances, costs and/or other similar claims.

    1.6 "MARKETING INFORMATION" means the following information in Seller's Possession or Control: all customer and marketing information and other materials regarding the Product, including without limitation strategic data, such as marketing and development plans, forecasts and forecast assumptions and volumes of Seller which have been or are being discussed, financial data, including price and cost objectives, price lists, pricing and quoting policies and procedures; and any kind of Customer data, such as customer lists, data provided by or about prospective, existing or past customers.

    1.7 "PRODUCT" means the latest version of Seller's software product known as MQ Secure deliverable to Buyer on the Effective Date, any versions currently in development and all software programming technology, in both source and object code form, regardless of the stage of development of any such technology, any prior version of such programs, any other computer program which contains a substantial portion of the source code of this Product, any enhancements, modifications, updates, upgrades and derivative works and any Documentation.

    1.8 "IN SELLER'S POSSESSION OR CONTROL" means in the possession or under the control of Seller or any of Seller Subsidiary or Affiliate or any of its respective Employees.

    1.9 "A BUYER SUBSIDIARY OR AFFILIATE" OR "A SELLER SUBSIDIARY OR AFFILIATE" means a person or entity controlled by Buyer or Seller or by a person or entity controlling Buyer or Seller. For this purpose "control" means ownership or the right to vote more than 50% of the voting securities of such entity.

2. PURCHASE AND SALE OF THE PRODUCT. Subject to the terms and conditions herein set forth, subject to the condition that the Buyer obtains an assignment of the RSA OEM Master Agreement within ten (10) business days of the Effective Date and upon the representations and warranties made herein:

    2.1(A) SALE OF PRODUCT. On the Effective Date (simultaneously with the execution of this Agreement), Seller shall sell, grant, transfer, and assign to Buyer all right, title and interest in and to the Product, including without limitation any copyrights, tradesecrets, trademarks and patents, and any rights held by any Seller Affiliate or Subsidiary, free and clear of any Liens, except as set forth in Schedule 3.6 and shall deliver good, clear and marketable title to, and possession of, all copies of the Product to Buyer by electronic transfer, together with such bills of sale, assignments and instruments of conveyance as Buyer may reasonably request to permit such delivery. On the Effective Date, title to the Product and risk of loss shall pass to Buyer.

    (B) ASSUMPTION OF CERTAIN LIABILITIES. On the Effective Date, Buyer shall assumes only those liabilities or obligations regarding the Product listed in Schedule 2.

    2.2 PURCHASE PRICE. Buyer agrees to pay Seller for the transfer of the Product the following fees:

    (A) One Hundred Twenty Five Thousand U.S. Dollars ($125,000.00) in cash payable to Seller by wire transfer on October 1, 1996 and One Hundred Twenty Five Thousand US Dollars ($125,000.00) payable when the Product is generally available to Customers for normal business use upon commercial terms and conditions but in no event later than January 2, 1997. Such amount of Two Hundred Fifty Thousand US Dollars ($250,000.00) shall be credited first towards the compensation due under 2.2(b) below; and

(B) A 20% compensation of the Product list price up to a total of Three Million ($3,000,000.00) U.S. Dollars (which shall include Buyer's payment of Two Hundred Fifty Thousand US Dollars) or for a three (3) year period, whichever comes first, for each Product copy or a major portion thereof, licensed either as a stand alone or integrated together with other Buyer products to third parties. In the event Buyer licenses the Product to third parties

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under an enterprise license containing a siginificant discount from the list price, the parties will negotiate in good faith a reasonable adjustment of the foregoing 20% compensation.

    2.2.1 Buyer shall pay the compensation to Seller Sixty (60) days after the end of each calendar quarter, based upon revenue received from third parties. Concurrent with each quarterly payment, Buyer shall provide Seller with an accounting of Buyer's net sales revenue for the respective payment period. At its option and at its own expense, Seller may obtain an independent accounting of Buyer's net sales of the Product for such payment period. Should Seller elect to exercise its option pursuant to this Section 2.2.1, Buyer agrees to cooperate with Seller in such independent accounting, subject to the confidentiality provision of this Agreement. In the event the parties disagree on the independent accounting, the parties shall mutually agree to appoint an independent third party who will arbitrate the dispute subject to the terms of this Agreement.

    2.2.2 The maximum amount of the payments due Seller under this Agreement shall be Three Million ($3,000,000.00) U.S. Dollars. Buyer shall not owe any other payments to Seller for the transfer of the Products.

    2.3 INDEPENDENCE. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have sole and absolute discretion over the development, use, and naming of the Product, advertising, promotion, marketing, distribution, pricing, discounting and other exploitation of the Product. Buyer's decision as to any initial pricing, any price increases or decreases, and any product use, development and marketing shall be final and conclusive.

    2.4 SELLER'S DISTRIBUTION RIGHTS TO PRODUCT. Seller shall have the right to distribute the Product pursuant to the terms and conditions of a distribution agreement to be negotiated by the parties. The compensation rates due under such distribution agreement shall vary between 15% and 50%.

    2.5     LICENSE GRANT OF  PRODUCT TO SELLER.   Subject to the
non-disclosure, indemnity and any other relevant provisions of this Agreement, Buyer grants to Seller the following licenses to the Product:

    2.5.1 A limited, non-exclusive right and license to use, execute, copy for its internal use only, the object code version of the Product free of charge; and

    2.5.2 A limited, non-exclusive right and license to use, copy, and create derivative works to the source code version of the Product to integrate the Product into Seller's product FEG free of charge.

    2.5.3 A limited, non-exclusive right and license to sublicense the source code version of the Product integrated into the FEG and associated distributed clients to third parties free of charge.

    2.5.4 In the event Seller wishes to integrate the Product into any other products, Buyer and Seller will review each opportunity on a case by case basis.

    2.5.5 The rights and licenses granted above are made without representations and warranties, except that Seller represents and warrants it has not by its actions encumbered title of the Product rights grant in Section 2.5

    2.6 LIABILITIES. Seller will be solely responsible for the obligations, commitments and liabilities of Seller to its Employees, distributors, agents, and Customers which arise from the transactions contemplated by this Agreement or from events up to and including the Effective Date. Each party shall remain exclusively responsible for the obligations, commitments and liabilities of its Employees, distributors, and agents after the Effective Date.

    2.7 INVENTIONS. Seller agrees that after the Effective Date any inventions, works of authorship, designs, concepts, information or ideas conceived or made by Seller or any Seller Employees, whether solely or jointly with others, which were or will be incorporated into or used with the Product ("INVENTIONS"), shall belong to Buyer. Seller agrees to assign without further consideration, and to cause its Employees to assign, all of their

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right, title and interest in and to any such Inventions to Buyer.  At Buyer's expense, Seller will reasonably cooperate with Buyer in obtaining the patents, copyrights, trademarks or other such rights in such Inventions for Buyer in the United States and other countries. Seller also agrees that Buyer shall have the right to keep such Inventions as Proprietary Information if Buyer so chooses.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller represents and warrants that each of the following statements is true, correct and complete as of the date hereof and shall be true as of the Effective Date:

    3.1 EXISTENCE AND RIGHTS. Seller: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York without limit as to the duration of its existence, and (b) has all corporate power and authority to carry out this Agreement and the transactions contemplated herein.

    3.2 AGREEMENT AUTHORIZED. Seller's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and other action and does not require notice to, or the consent or approval of, any governmental body or other regulatory authority. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to laws of general application and relating to bankruptcy, insolvency and the relief of debtors and rules of law governing equitable remedies.

    3.3 NO CONFLICT. Except as set forthin Schedule 3.3, the execution, delivery and performance of this Agreement will not : (a) modify, breach or constitute grounds for default under any agreement, indenture, undertaking or other instrument to which Seller is a party or by which the Product may be bound or affected; (b) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency of government, which could adversly effect the Product; (c) violate any provision of the Articles of Incorporation or By-Laws of Seller; or (d) result in the creation or imposition of (or the obligation to create or impose) any Lien on the Product.

    3.4 LIABILITIES. Except as set forth on Schedule 3.4, Seller does not have any obligations, indebtedness or liabilities, contingent or otherwise, other than such obligations, indebtedness or liabilities incurred in the ordinary course of business consistent with prior practice which are not material to the Product.

    3.5 LITIGATION. Except as set forth in Schedule 3.5, there is no litigation, investigation, arbitration or other proceeding (formal or informal) pending or, to the best knowledge of Seller, threatened against or affecting the Product; nor does Seller know or have reason to know of any basis for any such litigation, investigation, arbitration or other proceeding (formal or informal), which could adversly effect the Product. Seller is not in default on any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, and there is no suit, action, investigation or other proceeding commenced, pending or threatened against or affecting Seller in any court or before any tribunal or governmental body, in which it is sought to restrain, prohibit or otherwise adversely affect Seller's ability to perform any or all its obligations under this Agreement, or the consummation of the transactions contemplated herein.

    3.6 TITLE TO AND CONDITION OF PRODUCT AND INTANGIBLE RIGHTS. Except regarding the RSA code incorporated into the Product as set forth in Schedule 3.6, Seller has all right, good, clear and marketable title and interest in and to the Product, including without limitation any rights held by any Seller Subsidiary or Affiliate. Except as set forth in Schedule 3.6, such Product:
(a) is subject to no Liens, including without limitation any Liens for non-payment of taxes; (b) the legal rights owned by Seller are adequate and sufficient to permit Buyer to license or sell the Product; and (c) are either freely transferable or assignable to Buyer or will not be rendered invalid or affected in any way by the execution, delivery and performance of this Agreement. Except as set forth in Schedule 3.6, the Product does not infringe upon or conflict with any rights of third parties; and to the best knowledge of Seller, no third party has asserted or is threatening to assert any claim against Seller concerning such an infringement or conflict.

    3.7 REGISTRATION LIST. Schedule 3.7 lists all patents, copyrights, and trade and service marks and names, issued or reissued to it, registered, applied for or pending under Seller's name or assigned to it as of the date hereof, and that are included in the Product, along with the registration numbers, dates of issuance and names of the inventors or authors of such patents, marks, names, and copyrights Seller shall promptly provide any other related information as reasonably requested by Buyer and available to Seller or under Seller's Possession or control.

    3.8 CONTRACT LIST. Schedule 3.8 lists all written Agreements regarding the Product or under which Product portion(s) are used, including without limitation development, trial, license, lease, rental, sale and all related nondisclosure and/or confidentiality agreements executed by Employees of Seller (collectively the "AGREEMENTS"), and all other material contracts, commitments and undertakings (alone or in the aggregate) regarding the Product ("MATERIAL OBLIGATIONS"), with copies attached. With respect to oral Agreements or Material Obligations, Schedule 3.8 describes, to the extent reasonably practical: (a) the parties to the agreements, the nature of the relationships;
(b) the basic terms of the agreements (e.g., exclusive, perpetual license to use; non-exclusive license to market for five years); (c) the nature of the technology, rights or information transferred; and (d) whether such agreements or obligations are assignable in whole or in part to Buyer. All Agreements and Material Obligations are valid and binding and in full force and effect, except as noted in Schedule 3.8. Neither Seller nor, to Seller's knowledge, any other party to such Agreements or Material Obligations is in default, nor to the knowledge of Seller is there any basis for any claim of default, and Seller has not waived any right under any Agreements or Material Obligations, except defaults and waivers immaterial to such Agreements and Material Obligations.

    3.9 NO FINDER'S FEES. Neither Seller nor any of its Employees has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts regarding the transactions contemplated by this Purchase Agreement.

    3.10 NO MATERIAL MISSTATEMENTS. Neither this Agreement nor any other documents, schedules or certificates furnished or to be furnished to Buyer by or on behalf of Seller hereunder: (a) contains any untrue statement of a material fact, or (b) omits to state a material fact necessary in order to make the statements contained herein not misleading. There is no fact known to Seller or any of its management (other than matters relating to the economy generally) which, in Seller's opinion, materially and adversely affects the Product or Seller's ability to carry out the transactions under this Agreement.

4.  REPRESENTATION AND WARRANTIES OF BUYER

    Buyer represents and warrants that each of the following statements is true, correct and complete as of the Closing Date:

    4.1 EXISTENCE AND RIGHTS. Buyer (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California without limit as to the duration of its existence, and (b) has all corporate power and authority to carry out this Agreement and the transactions contemplated herein.

    4.2 AGREEMENT AUTHORIZED. Buyer's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and other action and do not require notice to, or the consent or approval of, any governmental body or other regulatory authority. This Agreement is a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing equitable remedies.

    4.3 NO CONFLICT. The execution, delivery and performance of this Agreement will not (a) modify, breach or constitute grounds for the occurrence or declaration of a default under any agreement, indenture, undertaking or other instrument to which Buyer is a party or by which any of its material assets may be bound or affected; (b) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency of government, which could materially effect the summarized financial condition of Buyer subject to the confidentiality provisions set forth in Section 8 below; or (c) violate any provision of the Articles of Incorporation or By-Laws of Buyer.

    4.4 Buyer is not in default on any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, and there is no suit, action, investigation or other proceeding commenced, pending or threatened against or affecting Buyer in any court or before any tribunal or governmental body, in which it is sought to restrain, prohibit or otherwise adversely affect Buyer's ability to perform any or all its obligations under this Agreement, or the consummation of the transactions contemplated herein.

    4.5 NO FINDER'S FEES. Neither Buyer nor any of its employees have employed or incurred any liability of any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts regarding the transactions contemplated by this Agreement.

    4.6 NO MATERIAL MISSTATEMENTS. Neither this Agreement nor any other document, schedule or certificate furnished or to be furnished to Seller by or on behalf of Buyer: (a) contains any untrue statement of a material fact, or
(b) omits to state a material fact necessary in order to make the statements contained herein not misleading. There is no fact known to Buyer or any of its management (other than matters relating to the economy generally) which materially and adversely effects Buyer's ability to carry out the transactions contemplated by this Agreement.

5.  COVENANTS AND AGREEMENTS OF SELLER AND BUYER

    5.1     CONDUCT OF BUSINESS   From and after the Effective Date of this
Agreement, Seller covenants and agrees:

    5.1.1 BUSINESS OPERATIONS. (a) not to transfer, sell or dispose, and has not transferred, sold or disposed, of the Product or any portions thereof to or on account of any person, whether in payment of any indebtedness or otherwise;
(b) not to perform and has not performed any act inconsistent with the representations and warranties of Section 3; and (c) not to make and has not made any changes (whether by sale, destruction, pledge, lease or otherwise) regarding the Product, except with Buyer's prior written consent.

    5.1.2 CONTRACTS. No contract, obligation, license or other commitment regarding the Product will be or has been entered into or assumed by or on behalf of Seller involving incurrence of any Liens.

    5.1.3 NO AMENDMENTS. Seller will not terminate, amend or modify, or allow to be terminated, amended or modified, nor has Seller terminated, amended or modified or allowed to be terminated, amended or modified any of the Agreements or Material Obligations or any other agreement or instrument by which Seller may be bound, if such action would adversely effect the Product or the ability of Seller to complete this Agreement or the transactions contemplated hereby.

    5.2 COPIES OF THE PRODUCT. On the Effective Date, Seller will electronically transmit to Buyer at least one complete copy of the Product in its latest stage of development in Seller's Possession or Control.

    5.3 TECHNICAL ASSISTANCE. For a period of two (2) calendar months, Seller agrees to provide one fulltime employee knowledgeable regarding the Product, to assist Buyer free of charge with any consulting, education and technical assistance Buyer may require to make the Product generally available. Seller agrees to make available to Buyer one additional fulltime employee knowledgeable regarding the product, to provide an additional sixty (60) days of telephone assistance to Buyer's Employees free of charge. Should Buyer require additional training, Seller will provide knowledge regarding the Product and charge Buyer at an hourly rate of One Hundred and Twenty ($120.00) Dollars, unless the parties negotiate other fees.

    5.4 CONSENTS. On the Effective Date, Seller will deliver to Buyer all written consents, if any, necessary to Seller's assignment to Buyer of the Contracts.

    5.5 ASSIGNMENT. On the Effective Date, Seller will deliver to Buyer, from each person who has authored any portion of the Products, a signed copy of a short-form copyright assignment or other evidence reasonably acceptable to Buyer that each such person has no rights to the copyrights in any portion of the Product, attached as Schedule 4.

    5.6 BILL OF SALE. On the Effective Date, Seller will execute and deliver to Buyer a "Bill of Sale" attached as Schedule 5, and evidence reasonably acceptable to Buyer that all rights to the assets being transferred hereunder have been conveyed to Buyer and other evidence of Seller reasonably acceptable to Buyer that such rights are clear and free of any Liens.

    5.7 PURCHASE PRICE. On the Effective Date Buyer will pay to Seller compensation as set forth in Section 2.2.

6.  CONDITION OF SELLER'S OBLIGATIONS

    The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on the Effective Date of the following conditions, any of which may be waived, in writing, exclusively by Seller:

    6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Effective Date, as though made on such date and Buyer shall have delivered to Seller a certificate, dated on the Effective Date and signed by an officer of Buyer, to such effect, attached as Schedule 6A.

    6.2 COVENANTS. Buyer shall have complied with all agreements and covenants contained herein to be complied with by Buyer prior to or on the Effective Date and Buyer shall have delivered to Seller a certificate, dated as of the Effective Date and signed by an officer of Buyer, to such effect.

    6.3 DOCUMENTS. Seller shall have received, in form and substance satisfactory to Seller and its counsel, each and every other document required to be delivered to it by this Agreement.

7.  CONDITIONS TO BUYER'S OBLIGATIONS

    The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on the Effective Date of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

    7.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of Seller contained in this Agreement shall be true and correct on the Effective Date, as though made as of such date and Seller shall have delivered to Buyer a certificate, dated of the Effective Date and signed by an officer of Seller to such effect, attached as Schedule 6B.

    7.2 COVENANTS. Seller shall have complied with all agreements and covenants contained herein to be complied with by Seller prior to or on the Effective Date and Seller shall have delivered to Buyer a certificate, dated as of the Effective Date and signed by an officer of Seller to such effect.

    7.5 DELIVERY OF THE PRODUCT. Seller shall deliver the Product to Buyer by electronic transfer on the Effective Date.

8.  CONFIDENTIALITY AND INVENTIONS

    8.1 PROPRIETARY INFORMATION. Each party acknowledges that it will have access to confidential and proprietary information of the other ("PROPRIETARY INFORMATION"). For purposes of this Agreement, Proprietary Information includes without limitation, any trade, business or industrial secrets of either party, and any marketing, financial, customer, business or other related inforamtion regarding the Product. The parties agree that, upon and after the Effective Date, all right, title and interest in and to such Product, Marketing Information, inventions, and any information pertaining to the development, manufacture, marketing and/or distribution of the Product shall belong to, vest in, and remain with Buyer.

    8.2 IDENTIFICATION AS PROPRIETARY. All other information shall be confidential only if identified in writing as "confidential" or "proprietary".

    8.3 HELD IN CONFIDENCE. All Proprietary Information shall be held in confidence and neither party shall copy, use, transfer, disclose or exploit the other party's Proprietary Information to take all reasonable actions to protect the Proprietary Information in the same manner that a reasonable person protects its own Proprietary Information, including without limitation access to the Proprietary Information to those Employees or third parties who reasonably require such information and who agree to keep such information confidential. Except as stated in this Agreement, the parties agree that the prohibitions hereunder against Seller's use or transfer of Proprietary Information include, but are not limited to the manufacturing, selling, licensing or otherwise exploiting, directly or indirectly, of any of products or services which embody or are derived from Proprietary Information, or exercising judgment or performing analysis or services based upon knowledge of such Proprietary Information.

    After the Effective Date, Seller's Proprietary Information remaining Seller's property after sale of the Product, shall remain subject to this
Section 8, and all documents and other tangible media regarding such information (and all copies thereof) given to Buyer by Seller shall be promptly returned to Seller, and Buyer shall make no further use of such information, and (b) with respect to Buyer's Proprietary Information (including without limitation the Product), the agreements of this Section 8 and the Confidentiality Agreement referenced in this Agreement shall survive and apply, and all documents and other tangible media pertaining to such information (and all copies thereof) given to Seller shall be promptly returned to Buyer, and Seller shall make no further use of such information. No person will be given access to, or a copy of, any of the information, unless such person has executed a confidentiality agreement reasonably acceptable to Buyer.

    8.4 APPLICABILITY. The provisions of this Section shall not apply to information which is: available to the public other than by breach of this Agreement by Seller or its Employees, otherwise rightfully received by Seller or its Employees from a third party without obligations of confidentiality to Buyer; independently developed, without incorporation of Proprietary Information, by Employees of Seller; independently developed by Seller or by Employees having no access to the Proprietary Information; or disclosed by Buyer to a third party without restrictions. However, Seller agrees to abide by the provisions of Section 8, even if Seller has rightfully obtained such information pursuant to the exceptions outlined in this Section, until Seller has notified Buyer of such rightful possession and provided a reasonable description of the method by which such information was obtained, and Buyer has not objected in writing within fifteen (15) days from receipt of such notice.

    8.5 DISCLOSURES. In order to permit Buyer to claim, perfect and enforce its rights in and to the Proprietary Information, Seller agrees: (i) to disclose promptly to Buyer in confidence and in writing all Proprietary Information conceived or made by Seller solely or jointly with others; (ii) to comply with Buyer's reasonable instructions and to execute and procure all documents respecting such Proprietary Information as Buyer may reasonably request to vest, confirm, secure or assign Buyer's right, title and interest therein (including without limitation related patents and copyrights) in the United States and any foreign countries; and (iii) to notify and describe to Buyer in writing all patent and copyright applications related to the Product's Proprietary Information filed by Seller within five (5) years after the Effective Date of the contemplated purchase. When Buyer obtains any patent, copyright or other such protection at its expense (except for labor, overhead and fixed costs), Seller agrees to give Buyer all reasonable assistance in preparing and prosecuting any patent, copyright or other such application filed by Buyer pursuant to this Section 8, and shall cause to be executed all assignments and other instruments and documents as Buyer may consider necessary or appropriate to carry out the intent of this Section 8.

9.  PRODUCT CHANGES

    OWNERSHIP. On and after the Effective Date, title and full ownership rights to any modifications, changes, derivative works and enhancements made to the Product by Seller or its Employees in the course of providing support and other services under this Agreement ("CHANGES") shall vest in and remain the sole property of Buyer. Seller agrees that Buyer may supervise and direct the development of Changes, that such Changes constitute "works made for hire" within the meaning of Section 101 of the Copyright Act, and that such Changes constitute and contain intellectual property rights, and valuable proprietary assets and trade secrets of Buyer, embodying substantial creative efforts and Proprietary Information. Seller agrees not to contest the trade secret, confidential or proprietary status or other intellectual property rights of such Changes, Buyer's ownership of such Changes or Buyer's ownership of any patents, copyrights, trade secrets or other proprietary rights in or to such Changes. Seller expressly agrees that such Changes and other rights and information, whether oral or written, constitute confidential information of Buyer. In the event that, notwithstanding the foregoing, title to and ownership of any such Changes initially vests in Seller then Seller shall and hereby does grant, transfer and assign all such title and ownership and all rights appurtenant thereto to Buyer.

10. TERMINATION.

    1.1 AGREEMENT TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time: (a) by Buyer or Seller if there has been a material misrepresentation, breach of warranty, or breach of covenant by the other in any of its representations, warranties, or covenants set forth herein; or (b) by mutual written agreement of Buyer and Seller'; or (c) by Buyer, if Buyer cannot obtain an assignment of the RSA OEM Master Agreement within ten (10) business days after the Effective Date. In such case this Agreement shall terminate on the date selected by the parties, except provided that the provisions of Section 8 shall survive. No such termination shall terminate the parties' obligations under the LOI, except that a termination by Buyer because of material breach by Seller shall terminate all of Buyer's obligations regarding the Product under this Agreement except with respect to Section 8.

    10.2    EFFECT OF TERMINATION.  If this Agreement is terminated under
Section 10.1, all obligations of the parties shall terminate without liability of any party to any other party, except that in the event of termination by reason of Section 10.1 (b) and the breaching party shall be liable for the expenses (including attorney's fees, expenses of counsel and court costs) of the other party in connection herewith.

    10.3 RIGHTS TO PROCEED. Notwithstanding any contrary provisions in this Agreement, if any of the conditions specified in Section 5.1 to 5.6 have not been satisfied, Buyer may proceed with the transactions contemplated hereby without waiving any of its rights hereunder; and if any of the conditions specified in Section 5.7 have not been satisfied, Seller may proceed with the transactions contemplated hereby without waiving any of its rights hereunder.

11. SURVIVAL AND INDEMNIFICATION

    11.1 SURVIVAL. All representations, warranties and covenants of Buyer and Seller are material, shall be deemed to have been relied upon by the other party and shall survive until three (3) years following the Effective Date (the "INDEMNIFICATION PERIOD") regardless of any investigation at any time provided if a party claiming breach by a representation or warranty has given notice to either party within such a three (3) year period the representation and warranty for which a breach has been claimed shall survive until the parties agree or a determination has been made by a court having jurisdiction, (whether before or after the date of this Agreement) made by or on behalf of Buyer or Seller or any information any of them may have obtained or have (whether before or after the date of this Agreement) in respect thereof and regardless of any non-exercise by any of them of any termination rights hereunder. Each party shall have a claim against the other as provided in and subject to the limitations of Section 11.2 regarding any breach of any representation, warranty or covenant.

    11.2    INDEMNIFICATION

    11.2.1 SELLER INDEMNIFICATION OF BUYER. Seller shall defend, indemnify and hold harmless Candle, its officers, directors, shareholders, agents, employees and representatives from and against any and all losses, damages, injuries, causes of action, claims, demands and expenses (whether based upon tort, breach of contract, patent, trade secret, copyright or other proprietary rights infringement, or otherwise), including legal, accounting and expert witnesses fees and expenses, of whatever kind and nature ("LOSS") arising out of or on account of, or resulting from: (i) Seller's or its successors' or assigns' act or omission, default in the performance of or breach of any warranty, representation, referred to herein, or default in the performance of any warranty, representation, agreement or covenant of any current or prior Agreements or Material Obligations of Seller ("BREACH"), or (ii) any allegation or claim by any third party (x) regarding any act or omission or alleged act or omission constituting (or which, if true, would constitute) a Breach, or (y) that any of the Product or its use, copying, marketing or other exploitation by Seller or Buyer or their customers, distributors, successors or assigns infringes or conflicts with the United States or Canadian rights of any person not a party hereto (or to the knowledge of Seller or its Employees any other rights of any such person) except to the extent of modifications to the Product made by or for Buyer, and, in each instance, which occurs or is incurred, made or filed during the Indemnification Period (any such Loss being herein referred to as a "CLAIM").

    11.2.2 INDEMNIFICATION OF SELLER. Buyer shall defend, indemnify and hold harmless Seller (and Seller's assignees upon liquidation to the extent claiming rights to indemnification to which Seller would have been entitled hereunder) from and against any and all Losses arising out of or on account of, or resulting from (i) Buyer's or its successors' or assigns' act or omission, default in the performance of or breach of any warranty, representation, agreement or covenant of this Agreement or any other agreement referred to herein to be executed by Buyer or liability to be assumed by Buyer pursuant to
Section 6.2 hereunder ("BREACH"), or (ii) any allegation or claim by any third party (x) with respect to any act or omission or alleged act or omission constituting (or which, if true, would constitute) a Breach, or (y) that any modification made by or for Buyer to the Product, or the use, copying, marketing or other exploitation by Buyer or its customers, distributors, successors or assigns of such modification infringes or conflicts with the rights of any person not a party hereto and, in each instance, which occurs or is incurred, made or filed during the Indemnification Period (any such Loss being herein referred to a "CLAIM").

    11.2.3  PROCEDURES FOR INDEMNIFICATION

    A. In the event of any Claim hereunder, the party entitled to indemnification (the "INDEMNITEE") shall, with reasonable promptness, provide the indemnifying party (the "INDEMNITOR") with written notice (during the Indemnification Period) and copies of any claims or other documents received; provided that the Indemnitee's failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability it might otherwise have on account of this indemnity, except to the extent that the Indemnitor has been materially prejudiced by such failure to notify or to the extent that the notice is not given reasonably promptly after the end of the Indemnification Period.

    B. Subject to paragraph C., the Indemnitor may undertake full responsibility for the defense or prosecution of any claim relating to a third-party allegation or claim as described in clause (ii) of Sections 13.2.1 and 13.2.2 ("THIRD-PARTY CLAIM") and may contest or settle it on such terms as the Indemnitor may choose, provided that the Indemnitor shall not have the right, without the Indemnitee's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding, or contains a stipulation to, confession of judgment with respect to, or admission or acknowledgment of, any liability or wrongdoing on the part of the Indemnitee; provided that:

    (i) Notice of the Indemnitor's intention to defend, accompanied by an acknowledgment in writing in form and substance reasonably satisfactory to counsel for the Indemnitee that such claim is covered in its entirety by this indemnity (the "ACKNOWLEDGMENT"), shall be delivered to the Indemnitee within thirty (30) days from the date of receipt by such Indemnitor of notice of the institution of such action or proceeding.

    (ii) Such defense shall be conducted by attorneys reasonably satisfactory to the Indemnitee and retained by the Indemnitor at the Indemnitor's cost and expense (in the manner and to the extent herein set forth), but the Indemnitee shall have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing. The Indemnitee shall be responsible for the costs for such separate representation unless the Indemnitee has reasonably concluded that the interests of the Indemnitee and of the Indemnitor in the action conflict in such a manner and to such an extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for the Indemnitee, in which case the Indemnitor shall pay for the separate counsel chosen by the Indemnitee.

    (iii) If the Indemnitor fails to deliver the Acknowledgment or fails to choose counsel reasonably satisfactory to the Indemnitee, the Indemnitor shall not thereafter be entitled to elect to defend and the Indemnitor shall be bound by and shall be liable for the result obtained by the Indemnitee, including without limitation the amount of any judgment or good faith out-of-court settlement or compromise and all costs and related fees of counsel incurred by Indemnitee. If at any time the Indemnitee reasonably concludes that the Indemnitor will be unable to indemnify the Indemnitee for any claim, the Indemnitee shall be entitled to assume and control the defense with counsel of its own choosing.

    C. Notwithstanding anything to the contrary contained in paragraph B., to the extent that any Third-Party Claim against Buyer relates to the Product, Buyer shall have the right, at its election exercisable at any time by written notice to Seller specifically referencing this Section 11.2.3C., to undertake full responsibility for the defense or prosecution of such Claim and to contest or settle it on such terms as Buyer may choose; provided that Seller's indemnification obligations shall not apply to the extent the Seller reasonably objected in writing to Buyer (specifying the reasons for their objection) within ten (10) business days from Seller's receipt of notice from Buyer of a proposed settlement or compromise; and provided, further, that Seller's indemnification obligations shall not apply to Buyer's attorneys' fees incurred after the date on which Buyer has assumed such control.

12. WARRANTY.

    EXCEPT AS SET FORTH HEREIN, THE PRODUCT IS PROVIDED "AS IS" WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE PRODUCT IS WITH BUYER.

    EXCEPT WITH RESPECT TO SELLER'S BREACH OF THE WARRANTY OF TITLE AND THE INDEMNITY SECTION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, ARISING UNDER THIS AGREEMENT. IN NO EVENT SHALL SELLER'S OR BUYER'S LIABILITY EXCEED THE AMOUNTS PAID PURSUANT TO THIS AGREEMENT.

13. COVENANT NOT TO COMPETE

    14.1 COVENANT. Subject to Section 2.5, for a period of three (3) years, commencing on the Closing Date of the contemplated transaction, and ending three (3) years thereafter, Seller will not, directly or indirectly, within any county in any state, provision or political subdivision of the United States, Mexico or Canada, or any other country in which Buyer or Seller conducts business (the "TERRITORY") pertaining to the development, manufacture, marketing and/or distribution of any products providing enhanced security for IBM MQ Series environments and would compete with MQ Secure (the "SELLER BUSINESS"):
(i) develop any code or products as part of a professional services engagement that performs functions substantially similar to the Product; (ii) engage in any Seller Business for its own account; or (iii) obtain an interest, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, advisor, manager, salesman, operator or in any other ownership relationship or management capacity, in any entity or association conducting any Seller Business. (iv) Seller will not develop any code or products as part of a professional services engagement that performs functions substnatially similar to the Product.

    In additon, Seller will not develop or distribute a product competing with Candle System Management Solutions, as defined in Attachment 1, for the duration of the distribution and agency agreements.

    In cases where Seller identifies Customers, including Microsoft, with unique systems management requirements, Buyer and Seller agree to negotiate at project initiation a strategy for development of solutions to address the
requirements.   In these cases, Buyer and Seller agree to discuss the following issues: who should develop the solution, technology to be utilized, mutual licensing and distribution arrangements. For any of these Seller customer solutions which become products, Buyer will automatically retain distribution rights and technology license rights and the option to purchase these products at the same royalty rates as Seller's Product FEG subject to mutually satisfactory negotiated agreements and subject to caps to be negotiated.

    13.2. EXCEPTIONS. The foregoing (a) shall not prohibit the ownership by Seller of up to five percent (5%) of the issued and outstanding capital stock of a publicly-held corporation carrying on such Seller Business, so long as Seller does not participate in the control or take an active part in the management or direction thereof and does not act as consultant or in any other way render services thereto; and (b) shall apply only for so long as Candle, or its successors or assignee of the Proprietary Information carries on a business similar to the Seller Business within such Territory.

    13.3 INDEPENDENT OBLIGATIONS. Each covenant and provision of this Section shall, be construed as a separate agreement, independent of any other provision of this Agreement, the unenforceability of which shall not preclude the enforcement of any other of said covenants or provisions or of any other obligation of Seller hereunder, and the existence of any claim or cause of action of Seller against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of any of said covenants.

14. GENERAL PROVISIONS

    14.1 ASSIGNMENTS. Except as otherwise expressly provided by the terms of this Agreement, Seller may not transfer or assign this Agreement, except to the successor or assignee of all or substantially all of its business or substantially all of its assets upon liquidation, or to the purchaser of all or substantially all of the right, title and interest in and to the Product, which successor, assignee or purchaser expressly assumes the relevant obligations of this Agreement. Any assignment in derogation of the foregoing shall be void. Buyer may enter into an agreement to assign this Agreement to a third party or otherwise dispose of the Product, provided that such assignee agrees in writing to be bound by all the terms of this Agreement.

    14.2 MUTUAL RESPONSIBILITY. Except as otherwise provided herein, each party shall be responsible for any costs, expenses and claims (including attorneys' fees and professional and brokers' fees and commissions) arising out of its negotiation, execution and performance of this Agreement.

    14.3 LABOR MATTERS. This Agreement does not constitute an offer by Buyer to any Employee of Seller to become an Employee of Buyer on or after the Closing Date or to assume any obligations under any any employee benefit, pension or welfare plan or program to which Seller is a party or sponsor.

    14.4 SOLICITATION OF EMPLOYEES. Each party agrees for a period of twelve (12) months from the Effective Date not to solicit or hire any of the employees of the other party, provided, however, that neither party shall be restricted from hiring any such employee who is solicited by general advertising or periodicals of general solicitation.

    14.5 FORCE MAJEURE. Neither party shall be responsible or liable for any failure to perform due to acts of God or of a public enemy, acts of a government or any state or political subdivision thereof, fires, floods, explosions or other catastrophes, epidemics and quarantine restrictions, strikes, riots, slowdowns or labor stoppages of any kind, freight embargoes, unusually severe weather, delays of a supplier due to such causes, or causes beyond such party's reasonable control. In such events, the performance of such party's obligations shall be suspended during, but not longer than, the period of existence of such cause and the period reasonably required to perform the obligation. Both parties shall use their best efforts to minimize the consequences of force majeure.

    14.6 ALTERATIONS AND WAIVERS. The waiver, amendment, or modification of any provision of this Agreement or any right, power or remedy hereunder, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement shall operate as a waiver of such provisions with respect to such occurrence.

    14.7 VALIDITY, FORUM, LAWS AND CONSTRUCTION. (a) Disputes or controversy (except for those related to copyright and any other intellectual property claims) between the parties hereto arising under this Agreement or in any other agreement or document executed and delivered by the parties in connection with the transactions contemplated hereby shall, upon written demand of any party hereto, be submitted to and be resolved by binding arbitration in the City of Los Angeles pursuant to the rules, regulations, practices and procedures then prevailing of the American Arbitration Association. Any award or decision rendered shall be made by means of a written opinion explaining the arbitrator(s)' reasons for the award or decision, and the award or decision shall be final and binding upon the parties hereto. The arbitrator(s) may not amend or vary any provision of this Agreement. Judgment on the award renedered by the arbitrator(s) may be entered in any court having Jurisdiction.

    (b)The legal relations between the parties shall be governed by the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction. Litigation or arbitration of disputes under this Agreement shall be conducted in Los Angeles, California. The parties further agree not to disturb such choice of forum, hereby waive the personal service of any and all process upon them, and consent that such service of process may be made by certified or registered mail, return-receipt requested, addressed to the parties as set forth in Section 14.18.

    14.8 INJUNCTIVE RELIEF. The parties agree that damages will be an inadequate remedy in the event of a breach or intended or threatened breach by Seller or any of its Employees of any of the covenants of Seller, and that any such breach will cause Buyer great and irreparable injury and damage. Accordingly, Seller agrees that Buyer shall be entitled, without waiving any additional rights or remedies otherwise available to Candle, to injunctive and other such equitable relied in the event of a breach or intended or threatened breach of any of said covenants by Seller or any Employee of Seller.

    14.9 SEVERABILITY. Subject to the provisions of this Agreement, in the event any provision of this Agreement or the application of any such provision shall be held to be illegal or unenforceable in any jurisdiction, such provision, if not material to the Agreement as a whole, shall, as to such jurisdiction, be ineffective to the extent of such illegality or unenforceability; provided, however that such illegal or unenforceable provision(s) shall be curtailed, limited or eliminated only to the extent and only in those jurisdictions necessary to remove such liability or unenforceability with respect to the applicable law in the applicable jurisdiction as it shall then be applied, but if such provision is material to the Agreement as a whole, the parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties, and if they are unable to do so, the remainder of the Agreement shall be unenforceable.

    14.10 ATTORNEYS' FEES. In the event of any dispute or controversy arising out of this Agreement, the prevailing party shall be entitled to reimbursement of its costs, including court and arbitration costs and attorneys' and expert witnesses' fees and costs.

    14.11 PARTIES INDEPENDENT. Each party is an independent contractor, and this Agreement shall not be construed as creating a partnership, joint venture or employment relationship between the parties or as creating any other form of legal association that would impose liability on one party for the act or failure to act of the other party. Neither of the parties (including its Employees or others acting on its behalf) is a representative of the other for any purpose, and no such party has any power or authority to represent, act for, bind, or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial obligations associated with each party's business are the sole responsibility of such party.

    14.12 CONFIDENTIALITY OF AGREEMENT. Subject to Section 8, each of the parties represents, warrants and agrees that neither it nor its counsel or agents will disclose, disseminate or cause to be disclosed or disseminated, the substance and terms of this Agreement or the Letter of Intent, except where:
(a) disclosure is reasonably necessary to carry out and make effective the terms of this Agreement; (b) a party hereto is required by law to respond to any demand for information from any court, governmental entity or governmental agency, or as otherwise may be required by federal or state laws; (c) disclosure is necessary to be made to a party's independent accountants and attorneys for tax audit or other business purposes; and (d) the parties may mutually agree in writing.

    14.13 KNOWLEDGE. For purposes of this Agreement, to know or have knowledge, or to be aware of or believe, any matter shall mean to know or have knowledge, be aware or believe, after due inquiry.

    14.14 SALES TAXES. Seller shall be solely responsible for the payment of any and all sales and use taxes and any other taxes or other charges assessed by any governmental authority on the sale contemplated by this Agreement; provided Seller shall have no obligation to pay any tax based on Buyer's income. Except as set forth in the immediately preceding sentence, Buyer shall pay any sales, use, and withholding taxes and any other taxes imposed by any jurisdiction as a result of (I) use or ownership of the Product or (ii) the performance of any provisions of this Agreement.

    14.15 BINDING. This Agreement shall be binding upon and inure to the benefit of each of the parties and, to the extent permitted by Section 14.1, their respective successors and assigns.

    14.16 COMPLETE AGREEMENT; MODIFICATIONS. This Agreement and any schedules, exhibits and documents referred to herein or executed contemporaneously herewith constitute the entire agreement among the parties with respect to the subject matter hereof, and may not be amended, altered or modified except by a writing signed by the parties. This Agreement supersedes all prior written, and all prior and contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof, including without limitation the Letter of Intent and the non-disclosure license agreement entered into by the parties.

    14.17 NO THIRD-PARTY BENEFICIARIES. Nothing contained in this Agreement shall be construed to give any person other than Buyer and Sellers any legal or equitable right, remedy or claim under this Agreement.

    14.18 HEADINGS. Section headings are included solely for convenience, are not to be considered a part of this Agreement, and are not intended to be full and accurate descriptions of their contents.

    14.19 NOTICES. All notices or other communications which shall or may be given pursuant to this Agreement shall being writing, shall be effective upon receipt, and shall be delivered by personal delivery, certified or registered air mail, or by facsimile transmission, addressed as follows (or as is provided in the future by written notice):

IF TO BUYER CORPORATION: GENERAL COUNSEL, 2425 OLYMPIC BLVD, SANTA MONICA, CA 90404

IF TO LEVEL 8 INC.:

WITH A COPY TO:

    14.20 COUNTERPARTS. This Agreement may be executed in any number of copies, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    14.21 LANGUAGE INTERPRETATION. In the interpretation of this Agreement, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, (c) references to persons shall include corporations or other bodies and vice versa, and (d) references to parties, sections, schedules, paragraphs and exhibits of and to this Agreement.

    14.22 FURTHER ASSURANCES. Each party agrees to execute and deliver any and all further documents, and to perform such other acts (including without limitation the immediate notification of any reissues or extensions of the patents, trademarks, tradenames and copyrights set forth in Schedule 3.7 hereto), as may be necessary or expedient to carry out and make effective the purposed and transactions contemplated by this Agreement. Buyer will cooperate with Seller upon its request, to the extent reasonable (which in no event shall include the incurrence by Buyer of any Liens), in minimizing sales, use or other taxes payable in connection with the purchase by Buyer of the Products.

    14.23 CUMULATIVE RIGHTS. The rights, powers and remedies of each party shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or concurrently.

    14.24 ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement.

    14.25 USE OF NAME. For four (4) years after the Effective Date, Buyer shall have the right, but not the obligation, to use and publish Seller's name and biographical material when publicizing, advertising, exploiting, and distributing the Products; provided Buyer will provide Seller with reasonable prior notice and copies of such materials, and Seller shall have a right of continuous approval over such uses, exercisable by written notice to Buyer specifying the nature of any objection.

    14.26 PARTNERSHIP ALLIANCES. The parties may explore other cooperative development partnerships that may result in products that could be distributed by either party. As Buyer formulates its distribution alliances, Seller agrees to participate in appropriate announcements.

    Subject to mutually satisfactory license and other agreements, Seller will utilize existing Buyer products or components in service engagements wherever practical and feasible. Where this use of existing Buyer products or components is not feasible, Seller will build custom components that will integrate with Buyer's Technology, Candle Command Center products or other Buyer products, where feasible and practical.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Los Angeles, California, at and as of the day and year first set forth above.

CANDLE CORPORATION                               LEVEL 8 SYSTEMS, INC.


BY:                                              BY:
    ---------------------                           --------------------------
TITLE:                                           TITLE:
       ---------------------                           ------------------------

DATE:                                            DATE:
      ---------------------                           -------------------------

                                      SCHEDULE 1
                                  SELLER'S CONTRACTS
                        A. WRITTEN CONTRACTS - CUSTOMERS LIST
                                         NONE

                                  B. ORAL CONTRACTS
                                         NONE

                             C.  DISTRIBUTION AGREEMENTS
                                         NONE

                                      SCHEDULE 2
                          ASSUMPTION OF SELLER'S LIABILITIES

                                         NONE

                                      SCHEDULE 3
                SELLER'S LIABILITY FOR REPRESENTATIONS AND WARRANTIES

                                     SCHEDULE 3.1
    Liabilites
    Litigation
    Title to and Condition of Assets
    Intangible Rights
    Registration List:


    Unregistered intellectual property rights are as follows:

                                      SCHEDULE 4
                           INTELLECTUAL PROPERTY ASSIGNMENT

1. I have prepared, written, created, or developed certain software, materials or works during my employment with Level 8 Systems Inc., a New York corporation ("SELLER"), that are incorporated into the product, known as MQ Secure (THE "WORKS").

2. I hereby grant, transfer, assign, and convey to Seller, its successors and assigns, the entire title, right, interest, ownership and all subsidiary rights in and to the Works, including but not limited to the right to secure any intellectual property right registration therein and to any resulting registration in Seller's name as claimant, and the right to secure renewals, reissues, and extensions of any such copyright or other intellectual property right registrations in the United States of America or any foreign country;

3. Whether the intellectual property rights in the Works shall be preserved and maintained or registered in the United States of America or any foreign country shall be at the sole discretion of Seller.

4. I hereby confirm that Seller and its successors and assigns, own the entire title, right and interest in the Works, including the right to reproduce, prepare derivative works based upon the copyright in the Works, distribute by sale, by rental, lease or lending or by other transfer of ownership; to perform publicly; and to display, in and to the Works, whether or not the Works constitute a "work made for hire" as defined in 17 U.S.C. Section 101.

5. I acknowledge that I acted in my capacity as a regular Seller employee at all times in connection with the Works and that I retain no rights in the Works.

6. I agree to take all actions and cooperate as is necessary to protect the copyrightability of the Works and further agree to execute any documents that might be necessary to perfect Seller's ownership of copyrights in the Works or Seller's successors and assigns;

7. All terms of this Assignment are applicable to any portion or part of the Works, as well as the Works in their entirety;

DATED: August___, 1996


------------------                          -----------------------------------
WITNESS:                                    Individual

                                      SCHEDULE 5
                                     BILL OF SALE

Level 8 Systems Inc., a New York corporation with a principal place of business at One Penn Plaza, Suite 3401, New York, New York 10119 ("Seller"), in consideration of One Dollar ($1.00) and other valuable consideration paid by Candle Corporation, a California corporation with a principal place of business in Santa Monica, California (Buyer), the receipt of which is hereby acknowledged, does hereby grant, sell, transfer and deliver to Buyer subject to the terms of a Purchase Agreement dated August __, 1996 ("the Agreement"), by and between Seller and Buyer, the following described assets:

      All software programming technology, in both source and object code form, regardless of the stage of development of any such technology, relating to the software programs known as MQ Secure ("Product"), together with any related documentation, and any other computer program containing a substantial portion of the source code of the Product.

TO HAVE AND TO HOLD the Product to Buyer, its successors and assigns, to their own use and behalf forever. Seller hereby covenants with Buyer that it is the lawful owner of said Product, and that it is free and clear from all Liensand subject to the terms of Agreement, that it has good right to sell the same as aforesaid; and that Seller will warrant and defend the same unto Buyer and its successors and assigns against the lawful claims and demands of all persons. Seller sells the Product to Buyer subject to the warranties and representations contained in Sections 4 and 7 of the Agreement, and apart from the warranties contained in Sections 4 and 6 Seller makes no other warranties, express or implied.

    IN WITNESS WHEREOF, ____________ in his capacity as President of Seller, has hereunto set his hand and seal this ____ day of August, 1996.


ATTEST:                           LEVEL 8 SYSTEMS INC. a _______ corporation

_________________________________ _________________________________________


STATE OF __________________

    Personally appeared before me the above named _______________and acknowledged that the foregoing instrument is his free act and deed in his capacity as President of Seller, and the free act and deed of said Seller.

Before me,

---------------------
Notary Public

                                     SCHEDULE 6A

                CERTIFICATE OF BUYER'S REPRESENTATIONS AND WARRANTIES

Candle Corporation ("BUYER") hereby certifies and warrants that all representations, warranties and covenants of Buyer contained in Sections ___ and __of a certain Purchase Agreement by and between Buyer and Seller, dated
____________, 1996 ("AGREEMENT"), and in all statements, certificates, schedules and other documents delivered pursuant to the Agreement or in connection with the transactions contemplated thereby, are true and accurate as of the date herewith. Buyer also certifies and warrants that it has performed and complied with all covenants, agreements and conditions as required by the Agreement to be performed or complied with on or before the date hereof.

DATED:  ___, 1996


ATTEST:
Its: President
                                       -------------------------
                                       CANDLE CORPORATION
                                       By: Aubrey G. Chernick
                                       Chairman

                                     SCHEDULE 6B

                CERTIFICATE OF SELLER'S REPRESENTATIONS AND WARRANTIES

Level 8 Systems, Inc. ("SELLER") hereby certifies and warrants that all representations, warranties and covenants of Buyer contained Sections __ and __ of a certain Purchase Agreement by and between Buyer and Seller dated ___, 1996 (the "AGREEMENT"), and in all statements, certificates, schedules and other documents delivered pursuant to the Agreement or in connection with the transactions contemplated thereby, are true and accurate as of the date herewith. Seller also certifies and warrants that it has performed and complied with all covenants, agreements and conditions as required by the Agreement to be performed or complied with on or before the date hereof.

DATED:  ___, 1996

                                                      LEVEL 8 SYSTEMS, INC.


                                                      -----------------------
                                                      By:
-------------------
WITNESS                                               Its: President

                                     ATTACHMENT 1

    Candle System Management Solutions includes, but is not limited to the following:

    Performance Management
    Systems Automation
    Security
    Software Distribution
    Command and Control
    Backup Restore
    Event Manager
    Configuration
    Inventory
    Alert Management
    Response Time Monitoring
    Problem Management